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THIS AGREEMENT dated for reference January 1, 1996, is made

BETWEEN

         CALA SERVICES INC./ LES SERVICES CALA INC., a company duly incorporated under the laws of Canada, and having an office at 294 Alberta Street, Suite 404, Ottawa, K1P 6E6

                                                                (the "Company");

AND

         CALA H.R.C. LTD., a company with an office at 63 de Bresoles Street, Montreal, Quebec, H2I 1V7

                                                                (the "Manager").
BACKGROUND

A. The Company is in the business of providing employment recruitment advertising services (the "Business") to its clients;

B. The Manager is also engaged in the Business for its own account and is experienced in managing all aspects of the Business.

C. The Company wishes to have the Manager and the Manager has agreed to administer and manage the Business of the Company on the terms and conditions set out in this Agreement.

NOW THEREFORE in consideration of the premises and mutual agreements and covenants herein contained, the parties hereto (the "parties") hereby covenant and agree as follows:

1.       DUTIES

The Company agrees to retain and employ the Manager to provide the following services in respect of the Business of the Company:
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         (a)  conceptualization and production of advertisements;

         (b)  media research, recommendation and placement;

         (c)  monitoring and verification of media placement;

         (d) consulting and implementation of human resources communication plan;

         (e)  administration of payroll and employee benefits;

         (f)  administration and collection of accounts receivable;

         (g)  administration of accounts payable;

         (h)  management of cash flow and relations with bankers;

         (i) maintenance of a general ledger and all necessary accounting books and records;

         (j) preparation of monthly financial statements and analytical reports;

         (k) preparation of financial statements and year end file for external auditors;

         (l) preparation and administration of all statutory reports, returns and filings;

         (m) the advice of and access to managerial expertise of senior management of the Manager or their delegate or representatives;

         (n) administration and management of other projects as requested from time to time by the Company; and

         (o) all customer service functions including proposals, tenders, communications, inquiries, billings and collections.
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                                         -3-


2.       REMUNERATION

The Company will pay to the Manager on a month to month basis a management fee equal to a percentage (as agreed from time to time) of total billings on all sales made by the Company (the "Management Fee").

3.       TERM

3.1      Renewal
This Agreement will automatically renew each month provided that this Agreement is not terminated by either party in the manner set out in Subsections 3.2 and
3.3 of this Agreement.

3.2      TERMINATION  WITH  NOTICE

This Agreement may be terminated by either party by giving 30 days notice in writing of termination to the other party.

3.3      TERMINATION WITHOUT NOTICE

Notwithstanding Subsection 3.2 of this Agreement, the Company may terminate this Agreement without notice for cause effective immediately.

4.       CONFIDENTIAL  INFORMATION

Each of the parties acknowledges that, during the term of this Agreement, they will gain access to certain information concerning the Business and the Business of the Company of a special and unique value. Each of the parties further acknowledges that such information is proprietary and includes trade secrets. Except as required by law and only to the extent that a third party has a ligitimate need to know, each of the parties agrees to keep in strictest confidence all Confidential Information relating to the Business of the Company which either of them acquires in connection with or as a result of performance of this Agreement, and not to publish, communicate, divulge or disclose to any third party or parties any Confidential Information, without the prior written consent of the other, during the term of this Agreement or at any time subsequent to it. The term "Confidential Information" includes, but is not limited to, information emanating from the Company or the Manager or their respective associates, affiliates, agents, suppliers or customers
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                                         -4-


or conceived or developed by the Company or the Manager concerning research, development, intellectual property rights, products, marketing plans and strategies, records, documents and oral communication pertaining to operations, finance, accounting, sales, personnel, management, customer names, customer addresses, price list, customer requirements, cost of providing service or equipment, operating costs, maintenance costs, material cost and pricing matters, systems and procedures relating to the Business of the Company.

5.       RETURN OF PROPERTY AND CONFIDENTIAL DATA

On termination of this Agreement for any reason or cause, the Manager will deliver to the Company the property and data of the Company in the Manager's possession or control which contain Confidential Information as defined in
Section 4 of this Agreement including, but not limited to, all documents, notebooks, charts, files, computers, diskettes, records, memoranda, equipment, audio and videotapes.

6.       INDEMNIFICATION  OF  MANAGER

The Company will and hereby agrees to indemnify and save harmless the Manager from and against all claims and demands of any nature or kind whatsoever brought against the Manager as a result of the performance in good faith of the duties and obligations of the Manager pursuant to this Agreement.

7.       MISCELLANEOUS

7.1      ENUREMENT
This Agreement enures to the benefit of and is binding on the Parties and, except as otherwise provided in this Agreement or as would be inconsistent with the provisions of this Agreement, their respective successors and permitted assigns.

7.2      HEADINGS

The headings in this Agreement are for convenience only and will not effect the interpretation of this Agreement.
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7.3      FURTHER ASSURANCES

The Parties covenant and agree to execute and deliver any other deeds, documents and assurances and to do any other acts required to carry out the true intent and meaning of this Agreement.

7.5      LANGUAGE

The Parties agree that this Agreement and all other documentation between the Parties be in the English language. Les parties aux presentes ont exige que la presente convention et toute autre documentation soit redigee en langue anglaise. A singular or masculine expression used in this Agreement includes the plural, the feminine or the body corporate as the context requires.

7.6      SEVERABILITY

If any provision of this Agreement is found to be illegal or unenforceable for any reason, it will be considered separate and severable from this Agreement and the remaining provisions of this Agreement will remain in force and be binding upon the Parties as though the Agreement has been executed without the illegal or unenforceable portion and it is hereby declared the intention of the Parties that this Agreement would have been executed without reference to any portion that may, for any reason, be hereafter declared or held invalid.

7.7      ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties and this Agreement supersedes any and all prior oral or written agreements between the Parties.

7.8      AMENDMENT

This Agreement may not be amended or modified except as provided in this Agreement or by subsequent agreement in writing signed by the Parties.
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7.9      COUNTERPARTS

This Agreement may be executed in two counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument, notwithstanding that all the parties are not signatories to the same counterpart.

7.10          NOTICE

Any notice, document or communication required or permitted to be given hereunder will be in writing and will be deemed to have been duly given if delivered by hand, mailed by pre-paid registered mail or telex or by facsimile to the party concerned addressed as follows:

    If to the Company:

         CALA Services Inc./Les Services CALA Inc.
         294 Alberta Street, Suite 404
         Ottawa, Ontario  K1P 6E6

         Tel:  (613)  230-3393
         Fax:  (613):  230-9213

    If to the Manager:

         CALA H.R.C Ltd.
         63 de Bresoles Street
         Montreal, Quebec  H2Y 1V7

         Tel:  (514)  288-9004
         or 1-800-361-6268
         Fax:  (514)  288-1689

or to any other address as may be from time to time be notified in writing by any of the Parties. Any notice, document or communication will be deemed to have been give, if delivered by hand, on the day delivered, and if mailed, four business days, excluding Saturdays, Sundays and statutory holidays in the country to which notice, document or communication is addressed, following the date of posting; provided that if there is at the time of mailing or within four business days thereof a mail strike, slowdown or other labour dispute that might affect delivery
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by the mails, then the notice, document or communication will be effective only when actually received.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day, month and year first above written.

CALA H.R.C. LTD.

Per:



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Authorized Signatory

CALA Services Inc./Les Services CALA Inc.

Per:



 /s/ John Swann
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Authorized Signatory